                                  EXHIBIT   21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      EXHIBIT 21



                SUBSIDIARIES OF AMERICAN BUSINESS PRODUCTS, INC.


         The subsidiaries of the Company as of March 20, 1995, all of which are wholly-owned, are set forth below:

                 NAME                                       STATE OF INCORPORATION
                 ----                                       ----------------------
BookCrafters USA, Inc.                                              Michigan
Curtis 1000 Inc.                                                    Georgia
Discount Labels, Inc.                                               Indiana
International Envelope Company                                      Delaware
Jen-Coat, Inc.                                                      Massachusetts
Vanier Graphics Corporation                                         California
  d/b/a Vanier

         The results of operations of all subsidiaries described above are included in the Consolidated Financial Statements incorporated by reference in this Annual Report on Form 10-K.